                                                                    EXHIBIT 99.2


                       SPECIAL MEETING OF SHAREHOLDERS OF
                             SOUTHWEST BANKS, INC.

        The undersigned shareholder(s) of the $.10 par value Common Stock of Southwest Banks, Inc. ("Southwest"), hereby appoints and constitutes Gary L. Tice and Garrett S. Richter, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of Southwest to be held on Monday, June 17, 1996, at ________________________________, Naples, Florida at __:00 a.m. (local time), or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

        1. To approve and adopt the Agreement and Plan of Merger by and among Southwest, F.N.B. Corporation and Southwest Affiliation Corporation, as set forth in Appendix A attached to the proxy statement.

               /   /  FOR       /   /  AGAINST      /   / ABSTAIN

        2. Unless indicated to the contrary below, the Proxies are authorized to vote, in their discretion, upon other business as may properly be brought before the meeting or any adjournment thereof. (Instruction: To withhold authority of the Proxies to vote for adjournment, including adjournment for the purpose of resoliciting additional votes in order to approve the proposed
merger, check the following box.)  /   /

        THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


Dated _____________, 1996       _____________________________Signature

                                _____________________________Signature

        (Please date and sign exactly as name(s) appears on mailing label. When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.)